(d)(4)(vi)

April 4, 2012

ING Series Fund, Inc.
ING Strategic Allocation Portfolios, Inc.
7337 East Doubletree Ranch Road
Suite 100
Scottsdale, Arizona 85258-2034

Re:           Expense Limitations

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, ING Investments, LLC (“IIL”), the Adviser to ING Capital Allocation Fund, formerly, ING Strategic Allocation Conservative Fund, a series of ING Series Fund, Inc., and ING Strategic Allocation Conservative Portfolio, ING Strategic Allocation Growth Portfolio, and ING Strategic Allocation Moderate Portfolio, each a Series of ING Strategic Allocation Portfolios, Inc. (collectively, the “Funds”), agrees that IIL shall, from April 4, 2012 through
May 1, 2013, waive all or a portion of its investment management fee and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the Funds shall be reflected as below:

Name of Fund	Maximum Operating Expense Limit1 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
	Class A	Class B	Class C	Class I	Class O	Class S
ING Capital Allocation Fund (formerly, ING Strategic Allocation Conservative Fund) Term Expires May 1, 2013	1.15%	1.90%	1.90%	0.90%	1.15%	N/A
ING Strategic Allocation Moderate Portfolio Term Expires May 1, 2013	N/A	N/A	N/A	0.70%	N/A	0.95%
ING Strategic Allocation Growth Portfolio Term Expires May 1, 2013	N/A	N/A	N/A	0.71%	N/A	0.96%
ING Strategic Allocation Conservative Portfolio Term Expires May 1, 2013	N/A	N/A	N/A	0.65%	N/A	0.90%
1  These operating expense limits take into account operating expenses incurred at the underlying Fund level.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

7337 East Doubletree Ranch Road Suite 100 Scottsdale, AZ 85258-2034 www.ingfunds.com	Tel: 480-477-3000 Fax: 480-477-2744	ING Investments, LLC

ING Investments, LLC
		By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Accepted:
By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.
ING Strategic Allocation Portfolios, Inc.